UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WD HALL EXPLORATION COMPANY
(Name of Small Business Issuer in its charter)

Wyoming	1090	27-3894323
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer ID No.)

1869 East Seltice Way, Suite 363
Post Falls, Idaho 83854
Phone (208) 651-6374
 (Address and telephone number of principal executive offices)

SmallBiz Agents, Inc.
109 West 17th Street
Cheyenne, WY 82001
800-457-8878
(Name, address and telephone number of agent for service)

Copies to:
Timothy S. Orr, Esq.
4328 West Hiawatha Drive, Suite 101
Spokane, WA 99205
Phone: (509) 462.2926 Fax: (509) 769.0303

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. (Check one):

Large Accelerated Filer ☐ Accelerated Filer ☐ Non-Accelerated Filer ☐ Smaller Reporting Company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common	5,000,000	$0.05 [1]	$250,000	$29.03 [2]

[1]      No exchange or over-the-counter market exists for WD Hall Exploration Company’s common stock.  The offering price has been arbitrarily determined and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.
[2]      Fee calculated in accordance with Rule 457(o) of the Securities Act of 1933, as amended “Securities Act”.  Estimated for the sole purpose of calculating the registration fee.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Subject To Completion: Dated ______, 20__

WD HALL EXPLORATION COMPANY
5,000,000 shares of common stock, no minimum / 5,000,000 maximum Offered at $0.05 per share

Securities Being Offered by WD Hall Exploration	Wd Hall Exploration Company is offering 5,000,000 shares at an offering price of $0.05 per share. There is currently no public market for the common stock

Minimum Number of Shares To Be Sold in This Offering	None

This is a "self-underwritten" public offering, with no minimum purchase requirement.

1. WD Hall Exploration Company is not using an underwriter for this offering.
2. The offering expenses shown do not include legal, accounting, printing and related costs incurred in making this offering. WD Hall Exploration Company will pay all such costs, which it believes to be $6,500.
3. There is no arrangement to place the proceeds from this offering in an escrow, trust or similar account.

	Per Share (Non Minimum)	If Maximum Shares are Sold (5,000,000)
Price to Public	$0.05	$0.05
Underwriting Discounts/Commissions	0.00	0.00
Proceeds to Registrant	$0.05	$250,000

This offering involves a high degree of risk; see "Risk Factors" beginning on page 8 to read about factors you should consider before buying shares of the common stock.

WD Hall Exploration Company is an exploration stage company and currently has no operations. There is a high degree of risk involved with any investment in the shares offered herein. You should only purchase shares if you can afford a loss of your entire investment. Our independent auditor has issued an audit opinion for WD Exploration Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.  As of the date of this prospectus, our stock is presently not traded on any market or securities exchange. Further, there is no assurance that a trading market for our securities will ever develop.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The Date of this Prospectus is ______________, 20___

FORWARD-LOOKING STATEMENTS

This prospectus and the exhibits attached hereto contain “forward-looking statements”.  Such forward-looking statements concern the Company’s anticipated results and developments in the Company’s operations in future periods, planned exploration and development of its properties, plans related to its business and other matters that may occur in the future.  These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.

Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements.  Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation:

risks related to our properties being in the exploration stage;
risks related our mineral operations being subject to government regulation;
risks related to our ability to obtain additional capital to develop our resources, if any;
risks related to mineral exploration and development activities;
risks related to our insurance coverage for operating risks;
risks related to the fluctuation of prices for precious and base metals, such as gold, silver, zinc and copper;
risks related to the competitive industry of mineral exploration;

risks related to our title and rights in our mineral properties;
risks related to our limited operating history;
risks related the possible dilution of our common stock from additional financing activities;
risks related to potential conflicts of interest with our management;
risks related to our subsidiaries activities; and
risks related to our shares of common stock.

This list is not exhaustive of the factors that may affect our forward-looking statements. Some of the important risks and uncertainties that could affect forward-looking statements are described further under the section headings “Risk Factors and Uncertainties”, “Description of the Business” and “Management’s Discussion and Analysis” of this prospectus.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected.  We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.  We disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

We qualify all the forward-looking statements contained in this prospectus by the foregoing cautionary statements.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from the information contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of when this prospectus is delivered or when any sale of our common stock occurs.

This summary does not contain all of the information you should consider before buying shares of our common stock. You should read the entire prospectus carefully, especially the “Risk Factors and Uncertainties” section and our consolidated financial statements and the related notes before deciding to invest in shares of our common stock.

SUMMARY INFORMATION

The Offering

WD Hall Exploration Company's common stock is presently not traded on any market or securities exchange. 2,200,000 shares of restricted common stock are issued and outstanding as of the date of this prospectus.

WD Hall Exploration Company is offering up to 5,000,000 shares of common stock at an offering price of $0.05 per share. There is currently no public market for the common stock. WD Hall intends to apply to have the common stock quoted on the OTC Bulletin Board (OTCBB).  Currently, there is no trading symbol assigned. WD Hall's Officer (William Hall and Brett Wyatt) own 2,200,000 shares of Restricted Common Stock collectively.  If WD Hall is unable to sell its stock and raise money, WD Hall’s business would fail as it would be unable to complete its business plan and any investment made into the Company would be lost in its entirety.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 8 - 12.

Company History

Unless otherwise indicated, any reference to WD Hall or as “we”, “us”, or “our” refers to WD Hall Exploration Company. WD Hall Exploration Company is an exploration stage company that was incorporated on November 3, 2010 under the laws of the State of Wyoming. Our fiscal year end is December 31. The principal offices are located at 1869 East Seltice Way Ste 363, Post Falls, Idaho 83854--Phone (208) 651-637/Fax (208) 773-1493.

Since becoming incorporated, WD Hall has not made any significant purchases or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations. WD Hall has never declared bankruptcy, it has never been in receivership, and it has never been involved in any legal action or proceedings.

We are an exploration stage corporation.  We intend to be in the business of mineral property exploration.  We do not own any interest in any property, but simply have the right to conduct exploration activities on one property. The property is comprised of 20 unpatented mining claims and 17 patented claims located in Shoshone County, in the northern panhandled of Idaho State known as the Douglas Property.  We intend to explore for lead-zinc, gold, silver, and copper on the property. Currently, we have no further business planned if mineralized material is not found on the property.

As of November 30, 2010 the date of company's last audited financial statements, WD Hall had raised $5,500 through the sale of common stock.  This sale was a subscription of 1,200,000 shares by the Company’s president and director William Hall and 1,000,000 shares purchased by its secretary/treasurer, Brett Wyatt.

The Company anticipates expense of $6,500 relating to legal/bookkeeping/auditing/filing fees for this filing. As of the date of this prospectus, we have not yet generated or realized any revenues from our business operations. The following financial information summarizes the more complete historical financial information as indicated on the audited financial statements of WD Hall filed with this prospectus.

Management

Currently, WD Hall has one Director, William Hall and two Officers William Hall (president/CEO/CFO) and Brett Wyatt (secretary/treasurer). Our Officers/Director have assumed responsibility for all planning, development and operational duties, and will continue to do so throughout the beginning stages of the business plan. Other than the Officers/Director, there are no employees at the present time and there are no plans to hire employees during the next twelve months.

Summary of Financial Data
As of November 30, 2010

Revenues	$0

Operating Expenses	$495

Loss	$495

Total Assets	$5,500
Shareholder’s Equity	$5,005

RISK FACTORS AND UNCERTAINTIES

An investment in an exploration stage mining company with no history of operations such as ours involves an unusually high amount of risk, unknown and known, present and potential, including, but not limited to the risks enumerated below.

Our failure to successfully address the risks and uncertainties described below would have a material adverse effect on our business, financial condition and/or results of operations, and the trading price of our common stock may decline and investors may lose all or part of their investment.  We cannot assure you that we will successfully address these risks or other unknown risks that may affect our business.

Estimates of mineralized material are forward-looking statements inherently subject to error. Although resource estimates require a high degree of assurance in the underlying data when the estimates are made, unforeseen events and uncontrollable factors can have significant adverse or positive impacts on the estimates. Actual results will inherently differ from estimates. The unforeseen events and uncontrollable factors include: geologic uncertainties including inherent sample variability, metal price fluctuations, variations in mining and processing parameters, and adverse changes in environmental or mining laws and regulations. The timing and effects of variances from estimated values cannot be accurately predicted.

RISKS ASSOCIATED WITH WD HALL EXPLORATION COMPANY:

Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue activities in which case you could lose your investment.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. As such we may have to cease activities and you could lose your entire investment.

There is no assurance that we can establish the existence of any mineral reserve in commercially exploitable quantities. Until we can do so, we cannot earn any revenues from this property and if we do not do so we will lose all of the funds that we expend on exploration. If we do not discover any mineral reserve in a commercially exploitable quantity, our business would fail and any investment made would be lost in its entirety.

We have not established any mineral reserve according to recognized reserve guidelines on any property we intend to explore, nor can there be any assurance that we will be able to do so. [A mineral reserve is defined by the Securities and Exchange Commission in its Industry Guide (http://www.sec.gov/divisions/corpfin/forms/industry.htm#secguide7) as that part of a mineral deposit, which could be economically and legally extracted or produced at the time of the reserve determination.]

The probability of an individual prospect ever having a "reserve" that meets the requirements of the Securities and Exchange Commission's Industry Guide 7 is extremely remote; in all probability our mineral property does not contain any 'reserve' and any funds that we spend on exploration will probably be lost. Even if we do eventually discover a mineral reserve on one or more of our properties, there can be no assurance that they can be developed into producing mines and extract those minerals. Both mineral exploration and development involve a high degree of risk and few properties, which are explored, are ultimately developed into producing mines.

The commercial viability of an established mineral deposit will depend on a number of factors including, by way of example, the size, grade and other attributes of the mineral deposit, the proximity of the mineral deposit to infrastructure such as a smelter, roads and a point for shipping, government regulation and market prices. Most of these factors will be beyond our control, and any of them could increase costs and make extraction of any identified mineral deposit unprofitable.

Mineral operations are subject to applicable law and government regulation. Even if we discover a mineral reserve in a commercially exploitable quantity, these laws and regulations could restrict or prohibit the exploitation of that mineral reserve. If we cannot exploit any mineral reserve that we might discover on our properties, our business may fail.

Both mineral exploration and extraction require permits from various foreign, federal, state, provincial and local governmental authorities and are governed by laws and regulations, including those with respect to prospecting, mine development, mineral production, transport, export, taxation, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters.  Regarding our future ground disturbing activity on federal land, we will be required to obtain a permit from the US Forest Service or the Bureau of Land Management prior to commencing exploration.   There can be no assurance that we will be able to obtain or maintain any of the permits required for the continued exploration of our mineral properties or for the construction and operation of a mine on our properties at economically viable costs. If we cannot accomplish these objectives, our business could face difficulty and/or fail.

We believe that we are in compliance with all material laws and regulations that currently apply to our activities but there can be no assurance that we can continue to do so. Current laws and regulations could be amended and we might not be able to comply with them, as amended. Further, there can be no assurance that we will be able to obtain or maintain all permits necessary for our future operations, or that we will be able to obtain them on reasonable terms. To the extent such approvals are required and are not obtained, we may be delayed or prohibited from proceeding with planned exploration or development of our mineral properties.

Environmental hazards unknown to us, which have been caused by previous or existing owners or operators of the properties, may exist on the properties in which we hold an interest.  At the date of this Prospectus, the Company is not aware of any environmental issues or litigation relating to any of its current or former properties.

Future legislation and administrative changes to the mining laws could prevent us from exploring our properties.

New state and U.S. federal laws and regulations, amendments to existing laws and regulations, administrative interpretation of existing laws and regulations, or more stringent enforcement of existing laws and regulations, could have a material adverse impact on our ability to conduct exploration and mining activities.  Any change in the regulatory structure making it more expensive to engage in mining activities could cause us to cease operations.

If we establish the existence of a mineral reserve on our property in a commercially exploitable quantity, we will require additional capital in order to develop the property into a producing mine. If we cannot raise this additional capital, we will not be able to exploit the reserve, and our business could fail.

If we do discover mineral reserves in commercially exploitable quantities on our property, we will be required to expend substantial sums of money to establish the extent of the reserve, develop processes to extract it and develop extraction and processing facilities and infrastructure.

Although we may derive substantial benefits from the discovery of a major deposit, there can be no assurance that such a resource will be large enough to justify commercial operations, nor can there be any assurance that we will be able to raise the funds required for development on a timely basis. If we cannot raise the necessary capital or complete the necessary facilities and infrastructure, our business may fail.

Mineral exploration and development is subject to extraordinary operating risks. We do not currently insure against these risks. In the event of a cave-in or similar occurrence, our liability may exceed our resources, which would have an adverse impact on our Company.

Mineral exploration, development and production involve many risks, which even a combination of experience, knowledge and careful evaluation may not be able to overcome. Our operations will be subject to all the hazards and risks inherent in the exploration, development and production of resources, including liability for pollution, cave-ins or similar hazards against which we cannot insure or against which we may elect not to insure. Any such event could result in work stoppages and damage to property, including damage to the environment. We do not currently maintain any insurance coverage against these operating hazards. The payment of any liabilities that arise from any such occurrence would have a material, adverse impact on our Company.

Third parties may challenge our rights to our mineral properties or the agreements that permit us to explore our properties may expire if we fail to timely renew them and pay the required fees.

In connection with the acquisition of our mineral properties, we sometimes conduct only limited reviews of title and related matters, and obtain certain representations regarding ownership.  These limited reviews do not necessarily preclude third parties from challenging our title and, furthermore, our title may be defective.  Consequently, there can be no assurance that we hold good and marketable title to all of our mining concessions and mining claims.  If any of our concessions or claims were challenged, we could incur significant costs and lose valuable time in defending such a challenge.  These costs or an adverse ruling with regards to any challenge of our titles could have a material adverse affect on our financial position or results of operations.  There can be no assurance that any such disputes or challenges will be resolved in our favor.

We are not aware of challenges to the location or area of any of our mining claims. There is, however, no guarantee that title to the claims will not be challenged or impugned in the future.

Our management has no technical training and no experience in mineral activities and consequently our activities, earnings and ultimate financial success could be irreparably harmed.

Our management has no technical training and experience with exploring for, starting, and operating a mine. With no direct training or experience in these areas, management may not be fully aware of many of the specific requirements related to working within the industry. Management's decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently, our activities, earnings and ultimate financial success could suffer irreparable harm due to management's lack of experience in the industry.

Our success is dependent on current management, who may be unable to devote sufficient time to the development of our business; this potential limitation could cause the business to fail.

WD Hall is heavily dependent on the experience that our Officers, William Hall and Brett Wyatt.  If something were to happen to them, it would greatly delay its daily operations until further industry contacts could be established. Furthermore, there is no assurance that suitable people could be found to replace current management. In that instance, WD Hall may be unable to further its business plan.

Additionally, Mr. Hall and Mr. Wyatt are employed outside of WD Hall Exploration Company.  Mr. Hall and Mr. Wyatt expect to be able to commit approximately 10 hours per week of their time, to the development of our business for the next twelve months. If management is required to spend additional time with their outside employment, they may in turn not have sufficient time to devote to the Company, and as a result we would be unable to develop our business plan.

Because title to the property is held in the name of another person, if he transfers the property to someone other than us, we will cease activities.

Title to the property upon which we intend to conduct exploration activities is not held in our name. Title to the property is recorded in the name of American Mining Corporation whom has an agreement with Mr. Hall for exploration upon the property. If the owner transfers the property to a third person, the third person will obtain good title and we will have nothing. If this should occur, we will subsequently not own any property and we will have to cease all exploration activities.

RISKS ASSOCIATED WITH THIS OFFERING:

Because we have only two officers who are responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against the Company.

We currently have only two officers, William Hall and Brett Wyatt.  As such, they are solely responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes-Oxley Act of 2002. When these controls are implemented, they will be responsible for the administration of the controls. Should they not have sufficient experience, they may be incapable of creating and implementing the controls which may cause the Company to be subject to sanctions and fines by the Securities Exchange.

If we complete a financing through the sale of additional shares of our common stock in the future, then shareholders will experience dilution.

The most likely source of future financing presently available to us is through the sale of shares of our common stock. Any sale of common stock will result in dilution of equity ownership to existing shareholders. This means that if we sell shares of our common stock, more shares will be outstanding and each existing shareholder will own a smaller percentage of the shares then outstanding. To raise additional capital we may have to issue additional shares, which may substantially dilute the interests of existing shareholders. Alternatively, we may have to borrow large sums, and assume debt obligations that require us to make substantial interest and capital payments.

Because there is no public trading market for our common stock, you may not be able to resell your stock.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system to resell your shares.

There is currently no market for WD Hall Exploration Company’s common stock; however, if and when a market for our common stock does develop, our stock price would likely be volatile.

There is currently no market for our common stock and there is no assurance that a market will develop. If and when a market should develop, it is anticipated that the market price of our common stock would be subject to wide fluctuations in response to several factors including:

•	The ability to complete the development of WD Hall’s anticipated exploration plan;
•	The market price of the commodities WD Hall anticipates exploring and mining; and
•	The ability to hire and retain competent personal in the future.

While WD Hall Exploration Company  expects to apply for listing on the OTC Bulletin Board (OTCBB), we may not be approved, and even if approved, we may not be approved for trading on the OTCBB; therefore shareholders may not have a market to sell their shares, either in the near term or in the long term, or both.

We can provide no assurance to investors that our common stock will be traded on any exchange or electronic quotation service. While we expect to apply to the OTC Bulletin Board, we may not be approved to trade on the OTCBB, and we may not meet the requirements for listing on the OTCBB.  If we do not meet the requirements of the OTCBB, our stock may then be traded on the "Pink Sheets," and the market for resale of our shares would decrease dramatically, if not be eliminated.

We have limited financial resources at present, and proceeds from the offering may not be used to fully develop its business.

WD Hall Exploration has limited financial resources at present; as of November 30th it had $2,500 of cash on hand with liabilities of $495.  If it is unable to develop its business plan, it may be required to divert certain proceeds from the sale of WD Hall Exploration's stock to general administrative functions. If WD Hall is required to divert some or all of proceeds from the sale of stock to areas that do not advance the business plan, it could adversely affect its ability to continue by restricting the Company's ability to become listed on the OTCBB; advertise and promote the Company and its products; travel to develop new marketing, business and customer relationships; and retaining and/or compensating professional advisors.

Because our securities are subject to penny stock rules, you may have difficulty reselling your shares.

Our shares are penny stocks are covered by section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell the Company's securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder's ability to dispose of his stock.

Because we do not have an Escrow or Trust Account for Investor’s Subscriptions, if we file for Bankruptcy Protection or are forced into Bankruptcy Protection, Investors will lose their entire investment.

Invested funds for this offering will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors and will not be used for the sourcing and sale of promotional products.

These risk factors, individually or occurring together, would likely have a substantially negative effect on WD Hall’s business and would likely cause it to fail.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis - no minimum of shares must be sold in order for the offering to proceed. The offering price per share is $0.05. There is no assurance that we will raise the full $250,000 as anticipated.

The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this offering by the company. For further discussion see Plan of Operation.
	If 25% of		If 50% of	If 75% of	If 100% of
	Shares Sold		Shares Sold	Shares Sold	Shares Sold

GROSS PROCEEDS FROM THIS OFFERING		$62,500	$125,000	$187,500	$250,000

Less: OFFERING EXPENSES
SEC Filing Expenses		$4,500	$4,500	$4,500	$4,500
Printing		$500	$500	$500	$500
Transfer Agent		$1,500	$1,500	$1,500	$1,500
SUB-TOTAL		$6,500	$6,500	$6,500	$6,500

Less: PHASE I
Soil Geochem grid soil samples (250 samples)		$15,000	$15,000	$15,000	$15,000
Geologist		$10,000	$10,000	$10,000	$10,000
Geophysical survey-Mag/VLF;SP Survey; IP Survey		$15,000	$15,000	$15,000	$15,000
Geological Mapping and Rock Geochem (100 samples)		$10,000	$10,000	$10,000	$10,000
Travel		$1,000	$1,000	$1,000	$1,000
Surface sampling of Tailings		$5,000	$5,000	$5,000	$5,000
SUB-TOTAL		$56,000	$56,000	$56,000	$56,000

Less: PHASE II
Geologic Mapping (surface & underground rock units, veins and structure) /Rock Sampling (100+ samples)		$0	$15,000	$15,000	$15,000

Geophysical Survey (Mag/VLF;SP; and IP survey over selected SP lines) over property	$		$40,000	$40,000	$40,000
Geophysical Data Interpretation Report		$0	$7,500	$7,500	$7,500
SUB-TOTAL		$0	$62,500	$62,500	$62,500
Less: PHASE III
Permits		0	$0	$1,500	$1,500
Road Building		$0	$0	$6,000	$6,000
Drilling (rotary drilling up to 2000 ft @ $50 per ft)		$0	$0	$40,000	$90,000
Core logging, sampling, & assay	$		$0	$8,000	$16,000
Geological reporting, survey, & management		$0	$0	$7,000	$11,500
SUB-TOTAL		$0	$0	$62,500	$125,000
TOTAL		$62,500	$125,000	$187,500	$250,000
The above figures represent only estimated costs.

Legal and accounting fees refer to the normal legal and accounting costs associated with filing this Registration Statement under the 1933 Act as amended and maintaining the status of a Reporting Company under the 1934 Act.

A total of $5,500 has been raised from the sale of stock to our two current Officers - this stock is restricted and is not being registered in this offering. The offering expenses associated with this offering are estimated at $6,500. As of November 30, 2010, WD Hall had a balance (less outstanding checks) of $2,500 in cash with liabilities of $495.

One of the purposes of the offering is to create an equity market, which may allow WD Hall Exploration Company to more easily raise capital, since a publicly traded company has more flexibility in its financing offerings than one that does not.  However, management cannot provide any guarantee that this will be the case.

DETERMINATION OF OFFERING PRICE

WD Hall Exploration Company’s offering price for shares sold pursuant to this offering is set at $0.05 per share.   Factors that were considered in determining the offering price for the shares included the lack of liquidity (since there is no present market for stock), the high level of risk considering the lack of operating history of WD Hall Explorations, and the nominal amount of assets the Company currently has on hand.

DILUTION

"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering.  "Net book value" is the amount that results from subtracting total liabilities from total assets.  In this offering, the level of dilution is increased as a result of the relatively low book value of our issued and outstanding stock.  Assuming all shares offered herein are sold, and given effect to the receipt of the maximum estimated proceeds of this offering from shareholders net of the offering expenses, our net book value will be $250,000 or $0.0347 per share. Therefore, the purchasers of the common stock in this offering will incur an immediate dilution of approximately $0.015 per share while our present stockholders will receive an increase of $0.023 per share in the net tangible book value of the shares they hold.  This will result in an approximately 30% dilution for purchasers of stock in this offering.

Number of shares offered	5,000,000
Selling price per share	0.05
Total proceeds (if 100% are sold)	250,000.00

Current NBV	5,005.00
Current number of shares outstanding	2,200,000
NBV per share	0.002275

	25%	50%	75%	100%
Offering Price Per Share	0.05	0.05	0.05	0.05
Book Value per Share Before Offering	0.002275	0.002275	0.002275	0.002275
Book Value per Share After Offering	0.019567	0.027661	0.032354	0.035417
Net Increase to Original Shareholders	0.017292	0.025386	0.030079	0.033142
Net Decrease to New Shareholders	0.030433	0.022339	0.017646	0.014583
Dilution to New Shareholders (%)	60.87%	44.68%	35.29%	29.17%

PLAN OF DISTRIBUTION

The offering consists of a maximum number of 5,000,000 common shares being offered by WD Hall Exploration Company at $0.05 per share with no minimum offering requirement.

Company Offering

WD Hall is offering for sale common stock. If WD Hall is unable to sell its stock and raise money, it will not be able to complete its business plan and its business would fail.

There will be no underwriters used, no dealer's commissions, no finder's fees, and no passive market making for the shares being offered by WD Hall. All of these shares will be issued to business associates, friends, and family of the management of the Company. The Officers, William Hall and Brett Wyatt, will not register as broker-dealers in connection with this offering. Mr. Hall and Mr. Wyatt will not be deemed to be a broker pursuant to the safe harbor provisions of Rule 3a4-1 of the Securities and Exchange Act of 1934, since he is not subject to statutory disqualification, will not be compensated directly or indirectly from the sale of securities, is not an associated person of a broker or dealer, nor has he been so associated within the previous twelve months, and primarily performs substantial duties as Officer and Director that are not in connection with the sale of securities, and has not nor will not participate in the sale of securities more than once every twelve months.

Our Common Stock is currently considered a "penny stock" under federal securities laws (Penny Stock Reform Act, Securities Exchange Act Section 3a (51(A)) since its market price is below $5.00 per share. Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell or recommend such shares to certain investors.

Broker-dealers who sell penny stock to certain types of investors are required to comply with the SEC's regulations concerning the transfer of penny stock. If an exemption is not available, these regulations require broker-dealers to: make a suitability determination prior to selling penny stock to the purchaser; receive the purchaser's written consent to the transaction; and, provide certain written disclosures to the purchaser. These rules may affect the ability of broker-dealers to make a market in, or trade our shares. In turn, this may make it very difficult for investors to resell those shares in the public market.

DESCRIPTION OF SECURITIES
General

The authorized capital stock consists of 50,000,000 shares of common stock at a par value of $0.001 per share.  We plan to offer 5,000,000 common shares at a price of $0.05 per share.  We will not sell any of the 5,000,000 common shares until the registration statement is deemed effective.

Common Stock

As of November 30, 2010, there are 2,200,000 shares of common stock issued and outstanding.  1,200,000 shares are held by our current president and director, William Hall and 1,000,000 shares are held by our current secretary Brett Wyatt.

Holders of common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of common stock representing a majority of the voting power of WD Hall’s capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of company stockholders. A vote by the holders of a majority of the outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of the common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the common stock.

Shareholders

Each shareholder has sole investment power and sole voting power over the shares owned by such shareholder.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Timothy S. Orr, Esquire, of Spokane, Washington, an independent legal counsel, has provided an opinion on the validity of WD Hall Exploration’s issuance of common stock and is presented as an exhibit to this filing.

The financial statements included in this Prospectus and in the Registration Statement have been audited by Kyle L. Tingle, CPA, LLC, 3145 East Warm Springs Road, Suite 450, Las Vegas, NV 89120 to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding WD Hall' ability to continue as a going concern) appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DESCRIPTION OF BUSINESS

General

WD Hall Exploration Company was incorporated on November 3, 2010, in the state of Wyoming. WD Hall has never declared bankruptcy, it has never been in receivership, and it has never been involved in any legal action or proceedings. Since becoming incorporated, WD Hall Exploration has not made any significant purchase or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations. WD Hall is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose.

We intend to commence operations as an exploration stage company. We will be engaged in the exploration of mineral properties with a view to exploiting any mineral deposits we discover.  We own an option to acquire an undivided 100% beneficial interest in mineral claims in located in Shoshone County, Idaho State; known as the Douglas Property.  The property is comprised of 20 unpatented mining claims, and 17 patented claims. The property is located in Shoshone County along the southwestern portion of the Couer D’Alene Mining District, known as Pine Creek, and on what is considered an offset segment of the Yreka shear zone, one of the two primary productive mineral belts south of the Osburn Fault Shoshone approximately 15km south east of the community of Pinehurst, Idaho.  The Douglas Property has potential for lead (Pb), zinc (Zn), copper (Cu) and silver (Ag) prospect with minor Gold (Au) potential. We do not have any current plans to acquire interests in additional mineral properties, though we may consider such acquisitions in the future.

Unless otherwise indicated, any reference to WD Hall, or “we”, “us”, “our”, etc. refers to WD Hall Exploration Company.

Our Competition

Both the mineral exploration and drilling industries are intensely competitive in all phases.  In our mineral exploration activities, we will compete with many companies possessing greater financial resources and technical facilities than us for the acquisition of mineral concessions, claims, leases and other mineral interests as well as for the recruitment and retention of qualified employees.  We must overcome significant barriers to enter into the business of mineral exploration as a result of our limited operating history.

Similarly, in our drilling business, our competition includes many companies with significantly greater experience, larger client bases, and substantially greater financial resources. There are significant barriers to entry including large capital requirements and the recruitment and retention of qualified, experienced employees.

We cannot assure you that we will be able to compete in any of our business areas effectively with current or future competitors or that the competitive pressures faced by us will not have a material adverse effect on our business, financial condition and operating results.

Our Office

The principal offices are located at 1869 E SELTICE WAY, STE 363, POST FALLS, ID  83854 Phone: (208) 651-6374 Fax: (208) 773-1493.

Our Employees

Other than our officers, William Hall and Brett Wyatt, we have no employees.  Assuming financing can be obtained, management expects to hire additional staff and employees as necessary as implement of our business plan requires.

Regulation

The exploration, drilling and mining industries operate in a legal environment that requires permits to conduct virtually all operations.  Thus permits are required by local, state and federal government agencies.  Federal agencies that may be involved include: The U.S. Forest Service (USFS), Bureau of Land Management (BLM), Environmental Protection Agency (EPA), National Institute for Occupational Safety and Health (NIOSH), the Mine Safety and Health Administration (MSHA) and the Fish and Wildlife Service (FWS). Individual states also have various environmental regulatory bodies, such as Departments of Ecology and so on.  Local authorities, usually counties, also have control over mining activity.  The various permits address such issues as prospecting, development, production, labor standards, taxes, occupational health and safety, toxic substances, air quality, water use, water discharge, water quality, noise, dust, wildlife impacts, as well as other environmental and socioeconomic issues.

Prior to receiving the necessary permits to explore or mine, the operator must comply with all regulatory requirements imposed by all governmental authorities having jurisdiction over the project area.  Very often, in order to obtain the requisite permits, the operator must have its land reclamation, restoration or replacement plans pre-approved. Specifically, the operator must present its plan as to how it intends to restore or replace the affected area. Often all or any of these requirements can cause delays or involve costly studies or alterations of the proposed activity or time frame of operations, in order to mitigate impacts.  All of these factors make it more difficult and costly to operate and have a negative and sometimes fatal impact on the viability of the exploration or mining operation. Finally, it is possible that future changes in these laws or regulations could have a significant impact on our business, causing those activities to be economically reevaluated at that time.

Mineral property exploration is typically conducted in phases.  Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration.  We have not yet commenced the initial phase of exploration on the claims.  Once we have completed each phase of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that program.  Our director will make this decision based upon the recommendations of the independent geologist who oversees the program and records the results. Even if we complete our proposed exploration programs on the claims and we are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

Overview of Our Mineral Exploration Business

Mineral exploration is essentially a research activity that does not produce a product.  Successful exploration often results in increased project value that can be realized through the optioning or selling of the claimed site to larger companies.  As such, we intend to acquire properties which we believe have potential to host economic concentrations of minerals.  These acquisitions have and may take the form of unpatented mining claims on federal land, or leasing claims, or private property owned by others.  An unpatented mining claim is an interest that can be acquired to the mineral rights on open lands of the federally owned public domain.  Claims are staked in accordance with the Mining Law of 1872, recorded with the federal government pursuant to laws and regulations established by the Bureau of Land Management (the Federal agency that administers America’s public lands), and grant the holder of the claim a possessory interest in the mineral rights, subject to the paramount title of the United States.

We plan to perform basic geological work to identify specific drill targets on the properties, and then collect subsurface samples by drilling to confirm the presence of mineralization (the presence of economic minerals in a specific area or geological formation).  We may enter into joint venture agreements with other companies to fund further exploration work.  By such prospects, we mean properties that may have been previously identified by third parties, including prior owners such as exploration companies, as mineral prospects with potential for economic mineralization.  Often these properties have been sampled, mapped and sometimes drilled, usually with indefinite results.  Accordingly, such acquired projects will either have some prior exploration history or will have strong similarity to a recognized geologic ore deposit model.  Geographic emphasis will be placed on the western United States. The focus of our activity will be to acquire properties that we believe to be undervalued; including those that we believe to hold previously unrecognized mineral potential.

Our current mineral property (Douglas Property) is owned by a third party, with an option to purchase in the future.  This agreement is held by our Company with American Mining Corporation, Osburn Idaho.  Our strategy with this property is to explore the property for potential commercial grade/quantity minerals and present our findings to larger companies for potential joint venture in the extraction of the minerals.  Our joint venture strategy is intended to maximize the abilities and skills of the management group, conserve capital, and provide superior leverage for investors.

DESCRIPTION OF PROPERTY

The principal offices are located at1869 E SELTICE WAY, STE 363, POST FALLS, ID  83854 Phone: (208) 651-6374 Fax: (208) 773-1493. WD Hall’s management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income.  WD Hall does not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

We own an option to the mineral exploration rights relating to the claims on the Douglas Property, Shoshone County in the State of Idaho.  We do not own any real property interest in the claims or any other property.

Summary of WD Hall’s Mineral Exploration Prospects

November 30, 2010, WD Hall acquired mineral prospect rights for exploration in the State of Idaho, Shoshone County for target commodities of lead-zinc, copper, silver and gold. The prospects are held by twenty (2) unpatented mining claims owned by American Mining Company and seventeen (17) patented claims through legal agreements conveying exploration and development rights to the Company.  Most of our prospects have had a prior exploration history and this is typical in the mineral exploration industry.  Most mineral prospects go through several rounds of exploration before an economic ore body is discovered and prior work often eliminates targets or points to new ones.  Also, prior operators may have explored under a completely different commodity price structure or technological regime. Mineralization which was uneconomic in the past may be ore grade at current market prices when extracted and processed with modern technology.

Douglas Property-Idaho State, Shoshone County-Regional Map

DeLORME

XMap®/GIS Editor

DOUGLAS PROPERTY
SHOSHONE COUNTY ID
COEUR D'ALENE NATIONAL FOREST
Highland
Red
Creek
Eagle
Gulch
Dry
Blue
Douglas
Gilbert
Creek
East
Fork
Foot Trail
Masonia
24
22
20
18
16
17
14
15
13
13
4
5
6
7
8
9
10
11
3
2

Data use subject to license.

© 2004 DeLorme. XMap®/GIS Editor.

www.delorme.com

MN (15.5° E)

0 800 1600 2400 3200 4000 ft

Data Zoom 13-0

Douglas Property Claim Block Map

WD Hall Exploration Company Claim Purchase/Option Agreement

On November 30, 2010, we entered into an Option to Purchase Agreement with America Mining Corporation for the Douglas Property who is the sole beneficial owner of 100% of the mineral claims identified as:

Unpatented Claims	IMC Number
DGL2-DGL18	IMC #'s 440386-440402
DGL20	IMC # 440404
DGL22	IMC # 440406
DGL24	IMC # 440408

Patented Claims	Survey Number
Travers	3178
Olliver	“
Bessie	“
Ruth	“
Owl	“
Greeley	2319
Sherman	“
Grant	“
Apex	“
Douglas	“
Gordon	“
St. Joe Fraction	“
Marmion	“
St. Paul Fraction	“
Douglas Fraction	“
Mitchell	3405
Mitchell Fraction	“

Location, Access and Description

The Douglas Property is located along the southwestern portion of the Couer D’Alene Mining District, known as Pine Creek, and on what is considered an offset segment of the Yreka shear zone, one of the two primary productive mineral belts south of the Osburn Fault.  The physical description is; Township 47 North, Range 2 East, sections 35 & 36, and Township 48 North, Range 2 E, sections 1 & 2, Yreka Mining District, county of Shoshone approximately 15km south east of the community of Pinehurst, Idaho. The property is comprised of 20 unpatented mining claims, owned by American Mining Company of Osburn, Idaho, and 17 patented claims.  The property is accessible by dirt road; however, if and when drilling should take place additional road work will need to be completed for the equipment mobilization.

The Douglas Property encompasses a complex zone of structures and lithologies, which management believes is favorable for exploration and potential production in the future. This property has shown extensive historical ore production. Based on previous work and the properties position within the Couer D'Alene District, we believe this property is a good exploration target for Zn, Ag, Pb, Cu, and to a small degree, Au. The Yreka Shear Zone is a broad and productive zone of mineralization, which apparently controls the ore distribution on the Douglas Property. We believe there is a high probability of ore grade and mineralization increasing with depth, based upon district wide trends of mineralized veins thickening at depth, as well as prospective exploration targets to the northwest and southwest of the developed area In addition, there are similar structures, parallel to the Douglas vein, contained within the Yreka Shear Zone, that warrant exploration.

Overview of Regulatory, Economic and Environmental Issues

Hard rock mining and drilling in the United States is a closely regulated industrial activity.  Mining and drilling operations are subject to review and approval by a wide variety of agencies at the federal, state and local level.  Each level of government requires applications for permits to conduct operations.  The approval process always involves consideration of many issues including but not limited to air pollution, water use and discharge, noise issues, and wildlife impacts.  Mining operations always involve preparation of an environmental impact statement that examines the probable effect of the proposed site development.  Federal agencies that may be involved include: The U.S. Forest Service (USFS), Bureau of Land Management (BLM), Environmental Protection Agency (EPA), National Institute for Occupational Safety and Health (NIOSH), the Mine Safety and Health Administration (MSHA) and the Fish and Wildlife Service (FWS).  Individual states also have various environmental regulatory bodies, such as Departments of Ecology and so on.  Local authorities, usually counties, also have control over mining activity.

Underground metal mines generally involve higher grade ore bodies.  Less tonnage is mined underground, and generally the higher grade ore is processed in a mill or other refining facility.  This process results in the accumulation of waste by-products from the washing of the ground ore. Mills require associated tailings ponds to capture waste by-products and treat water used in the milling process.

Capital costs for mine, mill and tailings pond construction can easily run into the hundreds of millions of dollars. These costs are factored into the profitability of a mining operation. Metal mining is sensitive to both cost considerations and to the value of the metal produced.  Metals prices are set on a world-wide market and are not controlled by the operators of the mine.  Changes in currency values or exchange rates can also impact metals prices. Thus changes in metals prices or operating costs can have a huge impact on the economic viability of a mining operation.

Environmental protection and remediation is an increasingly important part of mineral economics.  Estimated future costs of reclamation or restoration of mined land are based principally on legal and regulatory requirements. Reclamation of affected areas after mining operations may cost millions of dollars.  Often governmental permitting agencies are requiring multi-million dollar bonds from mining companies prior to granting permits, to insure that reclamation takes place.  All environmental mitigation tends to decrease profitability of the mining operation, but these expenses are recognized as a cost of doing business by modern mining and exploration companies.

Mining and exploration activities are subject to various laws and regulations governing the protection of the environment. These laws and regulations are continually changing and are generally becoming more restrictive. We conduct our operations so as to protect the public health and environment and believe our operations are in compliance with applicable laws and regulations in all material respects. We have made, and expect to make in the future, expenditures to comply with such laws and regulations, but cannot predict the full amount of such future expenditures.

Every mining activity has an environmental impact. In order for a proposed mining project to be granted the required governmental permits, mining companies are required to present proposed plans for mitigating this impact. In the United States, where our properties are located, no mine can operate without obtaining a number of permits. These permits address the social, economic, and environmental impacts of the operation and include numerous opportunities for public involvement and comment.

LEGAL PROCEEDINGS

WD Hall Exploration Company is not currently a party to any legal proceedings. WD Hall’s agent for service of process in Wyoming is: SmallBiz Agents, Inc., 109 West 17th Street, Cheyenne, WY 8200. Phone 800-457-8878.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for the common stock. WD Hall anticipates applying for trading of the common stock on either the OTCBB upon the effectiveness of the registration statement of which this prospectus forms a part. However, WD Hall can provide no assurance that the shares will be traded on the OTCBB or, if traded, that a public market will materialize.

Purchases of Equity Securities by the Small Business Issuer and Affiliates

There were no purchases of our equity securities by us or any of our affiliates during the year ended November 30, 2010 other than the purchase made by our officers William Hall and Brett Wyatt.  Mr. Hall subscribed 1,200,000 common shares and Mr. Wyatt purchased 1,000,000 common shares issued on November 30, 2010.

Holders of the Common Stock

As of the date of this registration statement, WD Hall had two (2) registered shareholders.  William Hall, Officer and Director currently hold 1,200,000 common shares, which represent 54.5% of the issued and outstanding common stock and Brett Wyatt, Officer whom currently hold 1,000,000 common shares which represents 45.5% of the issued and outstanding common stock.

Dividend Policy

We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any further determination to pay cash dividends will be at the discretion of our board of directors and will be dependent on the financial condition, operating results, capital requirements and other factors that our board deems relevant. We have never declared a dividend.

Equity Compensation Plan

To date, WD Hall has no equity compensation plan, has not granted any stock options and has not granted registration rights to any person(s).

WD HALL EXPLORATION COMPANY
(A Exploration Stage Enterprise)

Financial Statements
November 30, 2010

WD HALL EXPLORATION COMPANY
(A Exploration Stage Enterprise)

Financial Statements
November 30, 2010

Report of Independent Registered Public Accounting Firm

To the Board of Directors
WD Hall Exploration Company

We have audited the accompanying balance sheet of WD Hall Exploration Company (An Exploration Stage Enterprise) as of November 30, 2010 and the related statements of operations, stockholder’s equity, and cash flows for the period November 3, 2010 (inception) through November 30, 2010.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WD Hall Exploration Company (An Exploration Stage Enterprise) as of November 30, 2010 and the results of its operations and cash flows for the period November 3, 2010 (inception) through November 30, 2010, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has limited operations and has no established source of revenue.  This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Kyle L. Tingle, CPA, LLC

December 10, 2010
Las Vegas, Nevada

1

WD Hall Exploration Company
(A Exploration Stage Enterprise)
Balance Sheet
November 30, 2010

ASSETS

Current assets
Cash	$2,500
Total current assets	2,500

Total assets	$2,500

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accrued liabilities	$495
Total current liabilities	495

Commitments and Contingencies

Stockholders' Equity
Subscriptions receivable	(3,000)

Common stock, $0.001 par value; 50,000,000 shares authorized; 2,200,000 issued and outstanding at November 30, 2010	2,200
Additional paid in capital	3,300
Deficit accumulated during the Exploration Stage	(495)
Total stockholders' equity	2,005

Total liabilities and stockholders' equity	$2,500

See accompanying notes to financial statements.

2

WD Hall Exploration Company
(A Exploration Stage Enterprise)
Statement of Operations

Period of November 3, 2010 (Inception) to November 30, 2010

Revenue	$-

Expenses
Professional fees	495
Total expenses	495

Net loss	$(495)

Basic and diluted loss per common share	$(0.00)

Weighted average shares outstanding	2,200,000

See accompanying notes to financial statements.

3

WD Hall Exploration Company
(A Exploration Stage Enterprise)
Statement of Changes in Stockholders' Equity
For the Period of November 3, 2010 (Inception) to November 30, 2010

	Common Stock		Additional Paid-In Capital	Subscription Receivable	Accumulated Deficit	Total
	Shares	Amount
Balance, November 3, 2010 (Inception)	-	$-	$-	$-	$-	$-
Common stock issued for cash	1,000,000	1,000	1,500	-	-	2,500
Common stock issued for subscription receivable	1,200,000	1,200	1,800	(3,000)	-	-
Net loss, period of November 3, 2010 to November 30, 2010	-	-	-	-	(495)	(495)
Balance, November 30, 2010	2,200,000	$2,200	$3,300	$(3,000)	$(495)	$2,005

See accompanying notes to financial statements.

4

WD Hall Exploration Company
(A Exploration Stage Enterprise)
Statement of Cash Flows

Period of November 3, 2010 (Inception) to November 30, 2010

Cash flows from operating activities
Net loss	$(495)
Changes in operating assets and liabilities
Accrued liabilities	495
Net cash used in operating activities	-

Net cash used in investing activities	-

Cash flows from financing activities
Proceeds from common stock issuances	2,500
Net cash provided by financing activities	2,500

Increase in cash	2,500
Cash at beginning of period	-
Cash at end of period	$2,500

Supplemental financing and non-monetary transactions
Cash paid for interest	$-
Cash paid for income taxes	$-
Common stock subscribed	$-
See accompanying notes to financial statements.

5

WD HALL EXPLORATION COMPANY
(A Exploration Stage Enterprise)
Notes to Financial Statements
November 30, 2010

Note 1 - Nature of Business

WD Hall Exploration Company (“Company”) was organized November 3, 2010 under the laws of the State of Wyoming for the purpose of acquiring and developing mineral properties.   The Company currently has no operations and, in accordance with ASC 915 “Development Stage Entities,” is considered an Exploration Stage Enterprise.  The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations.

The Company has elected a fiscal year end of December 31.

Note 2 - Significant Accounting Policies

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash

For the Statements of Cash Flows, all highly liquid investments with maturity of three months or less are considered to be cash equivalents.  There were no cash equivalents as of November 30, 2010.

Income taxes

The Company accounts for income taxes under ASC 740 "Income Taxes."  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Fair Value of Financial Instruments

The Company's financial instruments as defined by FASB ASC 825-10-50 include cash, accounts payable, and accrued expenses.  All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at November 30, 2010.

6

WD HALL EXPLORATION COMPANY
(A Exploration Stage Enterprise)
Notes to Financial Statements
November 30, 2010

Note 2 - Significant Accounting Policies (continued)

FASB ASC 820 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. ASC 820 establishes a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value as follows:

Level 1. Observable inputs such as quoted prices in active markets;

Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3. Unobservable inputs in which there is little or no market data, which requires the reporting entity to develop its own assumptions.

The Company does not have any assets or liabilities measured at fair value on a recurring basis at November 30, 2010. The Company did not have any fair value adjustments for assets and liabilities measured at fair value on a nonrecurring basis during the period ended November 30, 2010.

Earnings Per Share Information

FASB ASC 260, “Earnings Per Share” provides for calculation of "basic" and "diluted" earnings per share.  Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period.  Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share.  Basic and diluted loss per share were the same, at the reporting dates, as there were no common stock equivalents outstanding.

Share Based Expenses

ASC 718 "Compensation - Stock Compensation" prescribes accounting and reporting standards for all stock-based payments award to employees, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights, may be classified as either equity or liabilities. The Company should determine if a present obligation to settle the share-based payment transaction in cash or other assets exists. A present obligation to settle in cash or other assets exists if: (a) the option to settle by issuing equity instruments lacks commercial substance or (b) the present obligation is implied because of an entity's past practices or stated policies. If a present obligation exists, the transaction should be recognized as a liability; otherwise, the transaction should be recognized as equity

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50 "Equity - Based Payments to Non-Employees"  Measurement of share-based payment transactions with non-employees shall be based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction should be determined at the earlier of performance commitment date or performance completion date.

7

WD HALL EXPLORATION COMPANY
(A Exploration Stage Enterprise)
Notes to Financial Statements
November 30, 2010

Note 2 - Significant Accounting Policies (continued)

Exploration Expenditures

All exploration expenditures are expensed as incurred. Significant property acquisition payments for active exploration properties are capitalized.  If no mineable ore body is discovered, previously capitalized costs are expensed in the period the property is abandoned.

Going concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  Currently, the Company has minimal cash and no material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern.  The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.  The officers and directors have committed to advancing certain operating costs of the Company.

Recent Accounting Pronouncements

In February 2010, the FASB issued amended guidance on subsequent events to alleviate potential conflicts between FASB guidance and SEC requirements. Under this amended guidance, SEC filers are no longer required to disclose the date through which subsequent events have been evaluated in originally issued and revised financial statements. This guidance was effective immediately and we adopted these new requirements for the period ended June 30, 2010. The adoption of this guidance did not have a material impact on our financial statements.

In April 2010, the FASB codified the consensus reached in Emerging Issues Task Force Issue No. 08-09, “Milestone Method of Revenue Recognition.” FASB ASU No. 2010-17 provides guidance on defining a milestone and determining when it may be appropriate to apply the milestone method of revenue recognition for research and development transactions. FASB ASU No. 2010-17 is effective for fiscal years beginning on or after June 15, 2010, and is effective on a prospective basis for milestones achieved after the adoption date. The Company does not expect this ASU will have a material impact on its financial position or results of operations when it adopts this update on October 1, 2010.

Management believes recently issued accounting pronouncements will have no impact on the financial statements of the Company.

8

WD HALL EXPLORATION COMPANY
(A Exploration Stage Enterprise)
Notes to Financial Statements
November 30, 2010

Note 3 -Stockholders’ Equity

Common stock

The authorized common stock of the Company consists of 50,000,000 shares with par value of $0.001.  On November 30, 2010, the Company authorized the issuance of 2,200,000 shares of its $0.001 par value common stock at $0.0025 per share in consideration of $2,500 in cash and $3,000 of a receivable for total consideration of $5,500.

As of November 30, 2010 the Company has 2,200,000 shares of its $0.001 par value common stock issued and outstanding to two shareholders.

Note 4 – Natural Resource Properties and Related Exploration Expenses

On November 30, 2010 the Company entered into an “Option to Purchase Agreement” (option agreement) with American Mining Corporation to purchase 100% undivided interest in the Douglas property.  The physical description is; Township 47 North, Range 2 East, sections 35 & 36, and Township 48 North, Range 2 E, sections 1 & 2, Yreka Mining District, county of Shoshone approximately 15km south east of the community of Pinehurst, Idaho. The property is comprised of 20 unpatented mining claims, owned by American Mining Company of Osburn, Idaho, and 17 patented claims.

The Company, according to the option agreement, must complete exploration expenditure of $10,000 on or before November 30, 2011. Also, the agreement requires an additional $52,500 of completed exploration expenditures on or before November 30, 2012 for an aggregate minimum exploration expenses of $62,500.

Upon exercise of the option the Company agrees to pay American Mining Corporation commencing January 1, 2013, the sum of $35,000 per annum for as long as the Company holds any interest in the Claims.

As of November 30, 2010 the Company had not incurred any expenses toward the exploration expenditures required by the option agreement.

9

WD HALL EXPLORATION COMPANY
(A Exploration Stage Enterprise)
Notes to Financial Statements
November 30, 2010

Note 5 -Income Taxes

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. Under ACS 740 “Income Taxes,” when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit.  We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carryforward period.

The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the period ended November 30, 2010, applicable under ACS 740.  As a result of the adoption of ACS 740, we did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of accumulated deficit on the balance sheet.

The component of the Company’s deferred tax asset as of November 30, 2010 is as follows:

November 30, 2010
Net operating loss carry forward	$173
Valuation allowance	(173)
Net deferred tax asset	$-

A reconciliation of income taxes computed at the 35% statutory rate to the income tax recorded is as follows:

November 30, 2010
Net operating loss carry forward	$173
Valuation allowance	(173)
Net deferred tax asset	$-

The Company did not pay any income taxes during the period ended November 30, 2010.

The net federal operating loss carry forward will expire in 2030.  This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

10

WD HALL EXPLORATION COMPANY
(A Exploration Stage Enterprise)
Notes to Financial Statements
November 30, 2010

 Note 6 -Related Party Transactions

The Company neither owns nor leases any real or personal property.  An officer or resident agent of the corporation provides office services without charge.  Such costs are immaterial to the financial statements and accordingly, have not been reflected therein.  The officers and directors for the Company are involved in other business activities and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interest.  The Company has not formulated a policy for the resolution of such conflicts.

11

MANAGEMENT’S DISCUSSION AND ANALYSIS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and related notes appearing elsewhere in this prospectus.  This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions.  Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including, but not limited to, those set forth under “Risk Factors and Uncertainties” and elsewhere in this prospectus.

Overview

We were recently incorporated on November 3, 2010 in the State of Wyoming, we have no subsidiaries.  We have not begun operations and we have not generated any revenue.  We intend to commence operations as an exploration stage company. We will be engaged in the exploration of mineral properties with a view to exploiting any mineral deposits we discover.  We own an option to acquire an undivided 100% beneficial interest in a mineral claim located in Shoshone County, Idaho State; known as the Douglas Property.  The property is located in the north panhandle of Idaho near the town of Pinehurst, Idaho.  We do not have any current plans to acquire interests in additional mineral properties, though we may consider such acquisitions in the future.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve (12) months. Our auditors’ opinion is based on the uncertainty of our ability to establish profitable operations. The opinion results from the fact that we have not generated any revenues.  Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our Company. We must raise cash to implement our project and begin our operations. The money we raise in this offering would last an estimated 12 months, however we will require additional beyond the proceeds raised in this offering getting to a level of operations.

We have only two Officers and one Director. They are responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When these controls are implemented, they will be responsible for the administration of the controls. Should they not have sufficient experience, they may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities and Exchange Commission which ultimately could cause you to lose your investment.

The Company’s ability to commence operations is entirely dependent upon the proceeds to be raised in this offering.  If we cannot raise at least the minimum offering amount, we will be unable to establish a base of operations, without which it will be unable to begin to generate any revenues in the future.  If we do not produce sufficient cash flow to support its operations over the next 12 months, the Company will need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern.  There are no formal or informal agreements to attain such financing.  We cannot assure any investor that, if needed, sufficient financing can be obtained or, if obtained, that it will be on reasonable terms.  Without realization of additional capital, it would be unlikely for operations to continue and any investment made by an investor would be lost in its entirety.

We do not expect to incur research and development costs within the next twelve months (12).  We currently do not own any significant plant or equipment that it would seek to sell in the near future.  Management does not anticipate the need to hire employees over the next twelve (12) months.  Currently, the Company believes the services provided by its officer and director appears sufficient at this time.  The Company has not paid for expenses on behalf of any director.

Plan of Operations

The success of our business is entirely dependent upon raising proceeds from this offering.  If we are successful in the raise we plan to implement the following initial exploration program consisting of three phases.

The first phase would consist of soil geochemical and soil grid sampling, mapping and prospecting. Geochemical sampling involves gathering rock and soil samples from property areas with the most potential to host economically significant mineralization. Prospecting involves analyzing rocks on the property surface with a view to discovering indications of potential mineralization.   All samples gathered are sent to a laboratory where they are crushed and analyzed for metal content.

Phase I is estimated to cost up to $56,000 as described below.
	If 25% of Share Sold	If 50% of Share Sold	If 75% of Share Sold	If 100% of Share Sold
Soil Geochem grid soil samples (250 samples)	$15,000	$15,000	$15,000	$15,000
Geologist	$10,000	$10,000	$10,000	$10,000
Geophysical survey-Mag/VLF;SP Survey; IP Survey	$15,000	$15,000	$15,000	$15,000
Geological Mapping and Rock Geochem (100 samples)	$10,000	$10,000	$10,000	$10,000
Travel	$1,000	$1,000	$1,000	$1,000
Surface sampling of Tailings	$5,000	$5,000	$5,000	$5,000
TOTAL	$56,000	$56,000	$56,000	$56,000

The Company has estimated the allocation of the anticipated proceeds for Phase I described above from this offering based upon the Company successfully selling 25% of the shares in this offering. (Potential investors must be aware that there is no guarantee or assurance that the Company will be successful in raising any of the estimated proceeds).

If the Company is unsuccessful in raising the full 25% from this offering we would be required to limit Phase I exploration by reducing the number of samples we take.  Potential investors must be aware that any decrease in sampling and/or prospecting will reduce the potential for success in discovering metals on the property and consequently increase the likelihood of our business to fail.  If we are unsuccessful with the Phase I exploration program any investment made into the Company would be lost in its entirety.

The second phase would consist of a follow-up of the geological mapping, surveying, and detailed data interpretation reports.  Geological mapping involves plotting previous exploration data relating to a property on a map in order to determine the best property locations to conduct subsequent exploration work.

 Phase II would cost up to $62,500 as outlined below.
	If 25% of Share Sold	If 50% of Share Sold	If 75% of Share Sold	If 100% of Share Sold
Geologic Mapping (surface & underground rock units, veins and structure) /Rock Sampling (100+ samples)	$0	$15,000	$15,000	$15,000

Geophysical Survey (Mag/VLF;SP; and IP survey over selected SP lines) over property		$40,000	$40,000	$40,000
Geophysical Data Interpretation Report	$0	$7,500	$7,500	$7,500
TOTAL	$0	$62,500	$62,500	$62,500

The Company has estimated the allocation of the anticipated proceeds for Phase II described above from this offering based upon the Company successfully selling at least 50% of the shares in this offering. (Potential investors must be aware that there is no guarantee or assurance that the Company will be successful in raising any of the estimated proceeds).

If the Company is unsuccessful in raising at least 50% of the anticipated offering ($125,000) it would be required to limit the subsequently mapping and data reporting.  In fact, if 25% or less of the anticipated offering is achieved there would be no funds available for Phase II.  This would be detrimental to the success of the exploration program and would likely result in business failure resulting in a complete loss of any investment made into the Company

Phase III would cost up to $125,000 as outlined below.
	If 25% of Share Sold	If 50% of Share Sold	If 75% of Share Sold	If 100% of Share Sold
Permits	0	$0	$1,500	$1,500
Road Building	$0	$0	$6,000	$6,000
Drilling (rotary drilling up to 2000 ft @ $50 per ft)	$0	$0	$40,000	$90,000
Core logging, sampling, & assay		$0	$8,000	$16,000
Geological reporting, survey, & management	$0	$0	$7,000	$11,500
TOTAL	$0	$0	$62,500	$125,000

The Company has estimated the allocation of the anticipated proceeds for Phase III described above from this offering based upon the Company successfully selling at least 75% of the shares in this offering or $187,500. (Potential investors must be aware that there is no guarantee or assurance that the Company will be successful in raising any of the estimated proceeds).

If the Company is unsuccessful in raising 75% to 100% of the anticipated offering it would be required to limit drilling program for the Douglas Property.  Please note that if 75% or less of the anticipated offering is achieved Phase III would be limited and potentially not available.   This would limit the potential for success for the Company and may result in business failure resulting in a complete loss of any investment made into the Company

Please note that the above are estimates and the costs may be significantly different that the above figures.  Moreover the above estimates do not include expenses associated with this offering, estimated at $6,500.

We plan to commence the phase one exploration program on the mineral claim after raising the required funds from this offering.  There can be no guarantee or assurance that the Company will be able to raise the required proceeds through this offering to fund either Phase I or Phase II described above.  If the Company is unable to raise the required proceeds from this offering its business plan would fail and any investment made into the Company would be lost.

Currently management estimates the proceeds from this offering can be raised within 120 days if and when the prospectus herein is deemed effective by the SEC.  Contingent upon this offering, and once the proceeds are raised, Phase I should begin from approximately 60 days thereafter.  We currently do not have any verbal or written agreement regarding the retention of any qualified engineer or geologist for the exploration on the Douglas Property and do not plan on obtaining any such retention until the proceeds from this offering are raised.

Title to the Mineral Claims

The Douglas Property is comprised of 20 unpatented mining claims, and 17 patented claims. The property is located in Shoshone County along the southwestern portion of the Couer D’Alene Mining District, known as Pine Creek, and on what is considered an offset segment of the Yreka shear zone, one of the two primary productive mineral belts south of the Osburn Fault Shoshone approximately 15km south east of the community of Pinehurst, Idaho.  The Douglas Property has potential for lead (Pb), zinc (Zn), copper (Cu) and silver (Ag) prospect with minor Gold (Au) potential. The Company has an option to purchase the claim based upon certain conditions being met by the Company.

Mineral Claims

A “mineral claim” refers to a specific section of land over which a title holder owns rights to explore the ground and subsurface, and extract minerals.  The claims on the Douglas Property are as follows:

Unpatented Claims	IMC Number
DGL2-DGL18	IMC #'s 440386-440402
DGL20	IMC # 440404
DGL22	IMC # 440406
DGL24	IMC # 440408

Patented Claims	Survey Number
Travers	3178
Olliver	“
Bessie	“
Ruth	“
Owl	“
Greeley	2319
Sherman	“
Grant	“
Apex	“
Douglas	“
Gordon	“
St. Joe Fraction	“
Marmion	“
St. Paul Fraction	“
Douglas Fraction	“
Mitchell	3405
Mitchell Fraction	“

Mineralization/ Exploration History

General Geology: The country rock in the Couer D'Alene District is composed of extensively deformed metamorphic sediments of the Precambrian Belt Series. The rocks have experienced faulting, folding, and late Cretaceous age granitic intrusions and dikes. The total section is measured as approximately 23,000 feet, and can be broadly described as a very fine grain quartzite to siltsite. Mineralization within the District occurs along shear zones developed in response to large scale strike slip movement along major, district wide, east-west striking faults. The productive veins of the Couer D'Alene District are divided into seven distinct zones or belts, which all display a northwesterly trend. Two of the zones lie south of the east-west striking Osburn Fault, and the rest lie to the north. It is believed that the separation of the distinct belts indicates ~16 miles of post mineralization strike-slip movement along the Osburn Fault. The Douglas Mine Property lies within an offset section of the Yreka Shear Zone, one of the two productive areas south of the Osburn Fault. The mine is situated on a metasomatic Pb-Zn bearing vein system, with width ranging from 3 in. to a maximum of 7 ft. The country rock in the vicinity of the Douglas Mine is part of the Lower Prichard Formation of the Precambrian Belt Series. Bedding orientations are complex and diverse, yet most follow a northwesterly strike and dip steeply to the north and south. The resultant antiformal structure is unnamed. Lithologically, the beds are described as thin to thick-bedded light to dark grey argillites, composed of very fine-grained quartz fragments. The grain size precludes the beds as being quartzites or graywackes.

Ore Production:  There is no record of ore production prior to 1916. During the period 1916-18, Anaconda Copper Mining Company produced 7,986 tons of ore which contained 3 ounces Au, 24,537 ounces Ag, 706,669 pounds Pb, and 4,109,662 pounds Zn. Intermittent operation continued until 1942 with metal recovery recorded as 44 ounces Au, 35,155 ounces Ag, 2,775 pounds Cu, 1,232,665 pounds Pb, and 3,160,512 pounds Zn. In 1943 the Small Leasing Company obtained the property and operated a mill on site until 1947.

Estimated metal ratios were reported as 2.2 ounces Ag, 2.8 percent Pb, and 8.6 percent Zn. The Douglas Leasing Company took up operation from 1948-1949, with continued substantial production. The Spokane-Idaho Mining Company operated the mine from 1951-1953 with continued production recorded. The Bureau of Mines reported total ore production of 143,582 tons from the Douglas Mine. Metal recovery was reported as; 401 ounces Au, 249,632 ounces Ag, 96,623 pounds Cu, 7,833,460 pounds Pb, and 24,174,547 pounds Zn. These production levels are representative of the Douglas Mine proper, and indicate the primary focus of the historical mining on the recovery of Zn and Pb. The total Au production of 111,000 oz listed earlier is representative of the entire Pine Creek area, and thus indicative of Au potential both in the Douglas Mine and the adjacent zones within the highly mineralized Yreka Shear Zone.

Mine Workings: The mine workings include three tunnel levels. The current condition of the underground workings is not known, as there has been limited exploration since the mine ceased production in 1953.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the United States generally, and in Washington specifically.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken.  The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the currently planned work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater.  Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

1.	Water discharge will have to meet water standards;

2.	Dust generation will have to be minimal or otherwise re-mediated;

3.	Dumping of material on the surface will have to be re-contoured and re-vegetated;

4.	An assessment of all material to be left on the surface will need to be environmentally benign;

5.	Ground water will have to be monitored for any potential contaminants;

6.	The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

7.	There will have to be an impact report of the work on the local fauna and flora.

Results Of Operations For The Period From Inception Through November 30, 2010

We have not earned any revenues from our incorporation on November 3, 2010 to November 30, 2010.  We do not anticipate earning revenues unless we enter into commercial production on the claim, which is doubtful. We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on either of the claims, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $495 for the period from our inception on November 3, 2010 to November 30, 2010. These operating expenses were comprised of corporation start-up costs.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities.  For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance. WD Hall was incorporated in the State of Wyoming on November 3, 2010; we are an exploration stage company and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, and implementation of our business strategies. (See "Risk Factors").

We are seeking equity financing though this offering to provide for the capital required to source our initial exploration programs. Equity financing could result in additional dilution to existing shareholders. There is no assurance we will receive the required financing to complete our exploration programs.

Even if we are successful in raising proceeds from this offering we have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations.

At the present time, WD Hall has sufficient funds to address the administrative costs of this offering only.  We have no plans to undertake product research and development during the term covered by this registration. There are also no plans or expectations to purchase or sell any plant and or significant equipment in the first year of operations. Management also has no intention of hiring employees over the next twelve months.

Off-Balance Sheet Arrangements

We do not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity or capital expenditures.

Critical Accounting Policies and Estimates

See Note 2 to the financial statements contained elsewhere in this registration statement for a complete summary of the significant accounting policies used in the presentation of our financial statements. The summary is presented to assist the reader in understanding the financial statements. The accounting policies used conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Our critical accounting policies are as follows:

Exploration Expenditures

All exploration expenditures are expensed as incurred. Significant property acquisition payments for active exploration properties are capitalized.  If no mineable ore body is discovered, previously capitalized costs are expensed in the period the property is abandoned.

Contractual Obligations

	Payments due by period
Contractual obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Option Agreement	1	$10,000	$87,500	$105,000
[Long-Term Debt Obligations]
[Capital Lease Obligations]
[Operating Lease Obligations]
[Purchase Obligations]
[Other Long-Term Liabilities Reflected on the Registrant's Balance Sheet under GAAP]
Total	1	$10,000	$87,500	$105,000

As of November 30, 2010, we had the following Option Agreement contractual obligation with American Mining Company in place:

On November 30, 2010 American Mining Corporation (“AMC”) granted to WD Hall Exploration Company the sole and exclusive right and option to acquire an undivided 100% of the right, title and interest of AMC  in and to the Claim, subject only to AMC receiving the annual payments in accordance with the terms of this Agreement for and in consideration of the following:

(a)	WDHE, or its permitted assigns, incurring exploration expenditures on the Claims of a minimum of $10,000 on or before November 30, 2011; and

(b)	WDHE, or its permitted assigns, incurring exploration expenditures on the Claims of a further $52,500 (for aggregate minimum exploration expenses of $62,500) on or before November 30, 2012; and

Upon exercise of the Option, WD Hall agrees to pay Vendor, commencing January 1, 2013, the sum of $35,000 per annum for so long as WDHE, or its permitted assigns, holds any interest in the Claims. Failure to make any such annual payment shall result in termination of this Agreement.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
None.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

WD Hall Exploration Company’s executive officers and director and the respective age as of November 30, 2010 are as follows:

Directors:

Name of Director	Age
William Hall 1869 East Seltice Way, Suite 363 Post Falls, Idaho 83854	38

Executive Officers:

Name of Officer	Age	Office
William Hall 1869 East Seltice Way, Suite 363 Post Falls, Idaho 83854	38	President, Chief Financial Officer, Chief Executive Officer
Name of Officer	Age	Office
Brett Wyatt 1869 East Seltice Way, Suite 363 Post Falls, Idaho 83854	39	Secretary/Treasurer
The term of office for each director is one year, or until the next annual meeting of the shareholders.

Biographical Information

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years

William Hall, CEO, CFO, President, and Member of the Board of Directors:  For the past five (5) years, Mr. Hall has owned and operated, David Hall Construction, Kettle Falls-Washington.  The Construction Company specializes in excavation and road building and is involved in various other construction activities.  Mr. Hall has extensive experience in heavy equipment operations.

Mr. Hall will be able to spend up to 10 hours per week on the development of WD Hall Exploration at no cost to the Company. Mr. Hall has not been involved, during the past five years, in any bankruptcy proceeding, conviction or criminal proceedings; has not been subject to any order, judgment, or decree, not subsequently reversed or suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and has not been found by a court of competent jurisdiction, the Commission or the Commodity Futures trading Commission to have violated a federal or state securities or commodities law.

Brett Wyatt, Secretary/Treasurer: Since 2007, President and Principle owner of Christopher United, Spokane, WA.  Oversees logistics, growth and strategic planning for a multi-unit food service operation based in eastern Washington.  Also since 1998 Mr. Wyatt has held the position of publisher for Riley Media Group LLC.  For over twelve years he has facilitated the creation and publication of several books which have enjoyed wide circulation.  Duties have included project management and leading negotiations in the United States and Mexico.

BA Political Science 1998 Eastern Washington University.
MA History 2002   Eastern Washington University

Mr. Wyatt will be able to spend up to 10 hours per week on the development of WD Hall Exploration at no cost to the Company.  Mr. Wyatt was involved in a personal bankruptcy filed under chapter 7 on January 3, 2004 and discharged on May 5, 2004.  Mr. Wyatt has not been involved during the past ten years in any, conviction or criminal proceedings; has not been subject to any order, judgment, or decree, not subsequently reversed or suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and has not been found by a court of competent jurisdiction, the Commission or the Commodity Futures trading Commission to have violated a federal or state securities or commodities law.

EXECUTIVE COMPENSATION

Summary Compensation Table
Name and principal position	Fiscal Year	Salary	Bonus	Other annual compensation	Restricted stock award(s)	Securities underlying options/ SARs	LTIP payouts	All other compensation
William Hall Director, President	2010	0	0	0	0	0	0	0
Brett Wyatt Secretary Treasurer	2010	0	0	0	0	0	0	0

There has been no cash payment paid to the executive officer for services rendered in all capacities to us for the period ended November 30, 2010. There has been no compensation awarded to, earned by, or paid to the executive officer by any person for services rendered in all capacities to us for the fiscal period ended November 30, 2010.  No compensation is anticipated within the next six months to any officer or director of the Company.

Stock Option Grants

WD Hall did not grant any stock options to the executive officer during the most recent fiscal period ended November 30, 2010. WD Hall has also not granted any stock options to the executive officer since incorporation, November 3, 2010.

Employment Agreements

There are currently no employment agreements and none are anticipated to be entered into within the next twelve months.

Significant Employees

WD Hall has no significant employees other than the officer and director described above, whose time and efforts are being provided to WD Hall without compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to WD Hall to own more than 5% of the outstanding common stock as of November 30, 2010 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Common Stock	William Hall 1869 East Seltice Way, Suite 363 Post Falls, Idaho 83854	1,200,000 shares	54.5%

Common Stock	Brett Wyatt 1869 East Seltice Way, Suite 363 Post Falls, Idaho 83854	1,000,000 shares	45.5%

The percent of class is based on 2,200,000 shares of common stock issued and outstanding as of November 30, 2010.  The officers were issued the common shares in November 2010 for total consideration of $5,500, which represents 100% of the current outstanding stock.

Change in Control

We are not aware of any arrangement that might result in a change in control in the future.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

William Hall and Brett Wyatt as founders of WD Hall Exploration Company are considered promoters with respect to this offering. No persons who may, in the future, be considered a promoter will receive or expect to receive assets, services or other consideration from us. No assets will be or are expected to be acquired from any promoter on behalf of WD Hall. We have not entered into any agreements that require disclosure to our shareholders.

Other than the Option to Purchase the Claim by and between American Mining Corporation and the Company described herein, none of the following parties has, since the date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

-The Officers and Director;
-Any person proposed as a nominee for election as a director;
-Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the outstanding shares of common stock;
-Any relative or spouse of any of the foregoing persons who have the same house as such person.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our By-laws provide for the elimination of the personal liability of our officers, directors, corporate employees and agents to the fullest extent permitted by the provisions of Wyoming General Corporation Law.

Under such provisions, the director, officer, corporate employee or agent who in his capacity as such is made or threatened to be made, party to any suit or proceeding, shall be indemnified if it is determined that such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of our company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and persons controlling our company pursuant to the foregoing provision, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

CORPORATE GOVERNANCE

Board of Directors Structure

The number of directors constituting the entire Board of Directors shall be the number, not less than one nor more than ten, fixed from time to time by a majority of the total number of directors which the Corporation would have, prior to any increase or decrease, if there were no vacancies, provided, however, that no decrease shall shorten the term of an incumbent director.

Code of Ethics

The Board of Directors adopted a Code of Ethics for the Company on November 30, 2010.

THE SEC’S POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

TRANSFER AGENT AND REGISTRAR

WD Hall Exploration Company has not engaged the services of a registrar and transfer agent for our shares of common stock.  We plan to select and engage a Transfer Agent within the next six (6) months.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for WD Hall Exploration Company by The Law Office of Timothy S. Orr, PLLC.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and, accordingly, file current and periodic reports, proxy statements and other information with the SEC.  We have also filed a registration statement on Form S-1 under the Securities Act, as amended, in connection with this offering. This prospectus, which is part of the registration statement, does not contain all of the information contained in the registration statement. For further information with respect to us and the shares of common stock offered hereby, reference is made to such registration statement, including the exhibits thereto, which may be read, without charge, and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

The SEC maintains a site on the World Wide Web at http://www.sec.gov that contains current and periodic reports, proxy statements and other information regarding registrants that filed electronically with the SEC.  Statements contained in this prospectus as to the intent of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to this registration statement, each such statement being qualified in all respects by such reference.

GLOSSARY OF CERTAIN MINING TERMS

ALTERATION: Any physical or chemical change in a rock or mineral subsequent to its formation. Milder and more localized than metamorphism.

ASSAY:   A chemical test performed on a sample of ores or minerals to determine the amount of valuable metals contained.

BASE METAL:   Any non-precious metal (e.g. copper, lead, zinc, nickel, etc.).

BUREAU OF LAND MANAGEMENT: Also known as BLM.  It is an agency within the United States Department of the Interior which administers America’s public lands.

COMMERICALLY MINEABLE ORE BODY: A mineral deposit that contains ore reserves that may be mined economically.

CORE:   The long cylindrical piece of rock, about an inch in diameter, brought to surface by diamond drilling.

DEVELOPMENT:   Work carried out for the purpose of opening up a mineral deposit and making the actual ore extraction possible.

DIAMOND DRILL: A rotary type of rock drill that cuts a core of rock that is recovered in long cylindrical sections, two centimeters or more in diameter.
DILUTION:   Rock that is, by necessity, removed along with the ore in the mining process, subsequently lowering the grade of the ore.

DIP:   The angle at which a vein, structure or rock bed is inclined from the horizontal as measured at right angles to the strike.  A vein is a mineralized zone having a more or less regular development in length, width and depth, which clearly separates it from neighboring rock.  A strike is the direction or bearing from true north of a vein or rock formation measured on a horizontal surface.

DISSEMINATED ORE: Ore carrying small particles of valuable minerals spread more or less uniformly through the host rock.

DRIFT:   A horizontal underground opening that follows along the length of a vein or rock formation as opposed to a cross-cut which crosses the rock formation.

EPITHERMAL DEPOSIT: A mineral deposit consisting of veins and replacement bodies, usually in volcanic or sedimentary rocks, containing precious metals, or, more rarely, base metals.

EXPLORATION:   Work involved in searching for ore, usually by drilling or driving a drift.

FOOTWALL:   The rock on the underside of a vein or ore structure.

FRACTURE:   A break in the rock, the opening of which allows mineral bearing solutions to enter. A “cross-fracture” is a minor break extending at more-or-less right angles to the direction of the principal fractures.

FREE MILLING:   Ores of gold or silver from which the precious metals can be recovered by concentrating methods without resort to pressure leaching or other chemical treatment.

GEOPHYSICAL SURVEY: Indirect methods of investigating the subsurface geology using the applications of physics including electric, gravimetric, magnetic, electromagnetic, seismic, and radiometric principles.

GRADE:   The average assay of a ton of ore, reflecting metal content.

HOST ROCK: The rock surrounding an ore deposit.

INTRUSIVE:   A body of igneous rock formed by the consolidation of magma intruded into other rocks, in contrast to lavas, which are extruded upon the surface.

LODE:   A mineral deposit in solid rock.

METAMORPHIC ROCKS: Rocks which have undergone a change in texture or composition as the result of heat and/or pressure.

MILL:   A processing plant that produces a concentrate of the valuable minerals or metals contained in an ore. The concentrate must then be treated in some other type of plant, such as a smelter, to affect recovery of the pure metal, recovery being the percentage of valuable metal in the ore that is recovered by metallurgical treatment.

 MINE DEVELOPMENT: The work carried out for the purpose of opening up a mineral deposit and making the actual ore extraction possible

MINERAL:   A naturally occurring homogeneous substance having definite physical properties and chemical composition and, if formed under favorable conditions, a definite crystal forms.

MINERAL RESERVE: The economically mineable part of a measured or indicated mineral resource. Appropriate assessments, often called feasibility studies, have been carried out and include consideration of and modification by realistically assumed mining, metallurgical, economic, marketing, legal, environmental, social, and governmental factors. These assessments demonstrate, at the time of reporting, that extraction is reasonably justified. Mineral reserves are sub-divided, in order of increasing confidence, into probable and proven categories. A probable reserve is the economically mineable part of an indicated (and in certain circumstances, measured) resource. A proven reserve is the economically mineable part of a measured resource.

MINERAL RESOURCE:    A deposit or concentration of natural, solid, inorganic or fossilized organic substance in such quantity and at such grade or quality that extraction of the material at a profit is currently or potentially possible. Mineral resources are sub-divided, in order of increasing geological confidence, into inferred, indicated and measured categories.  An inferred resource designation comes from limited sampling data insufficient for verification of deposit quantity and quality, but it is usually supported by limited geological, geochemical and geophysical data. An indicated resource designation comes from sampling data spaced closely enough to allow certain assumptions of deposit quantity and quality and to clearly establish its mineral content. Finally, a measured resource designation comes from sampling data spaced closely enough to allow confirmation of deposit quantity and quality and to allow a preliminary evaluation of the economic viability of the deposit.

MINERALIZED MATERIAL OR DEPOSIT: A mineralized body, which has been delineated by appropriate drilling and/or underground sampling to support a sufficient tonnage and average grade of metal(s). Under SEC standards, such a deposit does not qualify as a reserve until a comprehensive evaluation, based upon unit cost, grade, recoveries, and other factors, conclude economic feasibility.

OUTSIDE BACK COVER:

PROSPECTUS

Subject To Completion: Dated ______, 20____

WD HALL EXPLORATION COMPANY
5,000,000 shares of common stock, no minimum / 5,000,000 maximum Offered at $0.05 per share

Until _______________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$18
Accounting fees and expenses	$3,500
Legal fees and expenses	$2,500
Miscellaneous	$482
Total	$6,500

WD Hall Exploration Company is paying all expenses of the offering listed above.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Wyoming Law and our bylaws.

Under the Wyoming Law, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Wyoming law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Wyoming law; or

4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request.  This advancement of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

RECENT SALES OF UNREGISTERED SECURITIES

We have sold securities within the past three years without registering the securities under the Securities Act of 1933 on two separate occasions.

In November 2010 we issued 1,200,000 shares of common stock for total consideration of $3,000 to William Hall, current officer and director of the Company. The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

In November 2010 we issued 1,000,000 shares of common stock for total consideration of $2,500 to Brett Wyatt, current officer and director of the Company. The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

3.1	Articles of Incorporation

3.2	By-Laws

5.1	Legal Opinion with Consent

10.1 14.1	Option to Purchase Agreement dated November 30, 2010 Code of Ethics

23.1	Consent of Accountant

UNDERTAKINGS

a.	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, That:

A.
Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.
Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.
If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B (230.430B of this chapter):

A.
Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form S-1 and authorized registration statement to be signed on its behalf by the undersigned, in the city of Post Falls, Idaho on January 6, 2011.

WD HALL EXPLORATION COMPANY

By: /s/ William Hall
William Hall
President, Director

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the dates stated.

By: /s/ William Hall	By: /s/ Brett Wyatt
William Hall	Brett Wyatt
President, Director	Secretary / Treasurer
Chief Financial Officer
Chief Accounting Officer